Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form F-3 (No. 333-210965) of our report dated November 13, 2015 relating to the financial statements, which appears in Genetic Technologies Limited’s Annual Report on Form 20-F for the year ended June 30, 2015 (file number 000-51504). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Melbourne, Victoria, Australia
May 17, 2016